Exhibit 23
Coopers
& Lybrand



Ford Motor Company
The American Road
Dearborn, Michigan

                         CONSENT OF COOPERS & LYBRAND

Re: Ford Motor Company Registration Statements No. 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018 on Form S-8


We consent to the incorporation by reference in the above Registration Statements of our reports dated February 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Ford Motor Company at December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports are included in, or incorporated by reference in, Ford's 1993 Annual Report on Form 10-K.



COOPERS & LYBRAND

400 Renaissance Center
Detroit, Michigan 48243
July 25, 1994







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